SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Westport Resources Corporation
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	23-3020832 (IRS Employer Identification No.)

410 Seventeenth Street
Suite 2300
Denver Colorado
80202-4436
(Address and Zip Code of Principal Executive Offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ X ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

Securities Act registration statement file number to which this form relates: 333-40422

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

Item 1.   Description of Securities to be Registered.

          The material set forth in the section titled "Description of Capital Stock" in the Registrant's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on June 29, 2000, as amended (Registration No. 333-40422), is incorporated herein by reference.

Item 2.   Exhibits.

Exhibit No.	Description
3.1	Restated Certificate of Incorporation of Westport Resources Corporation (filed as Exhibit 3.1 to Registration Statement on Form S-1 (Registration No. 333-40422), and incorporated herein by reference).
3.2

Certificate of Amendment to Restated Certificate of Incorporation of Westport Resources Corporation (filed as Exhibit 3.2 to Registration Statement on Form S-1 (Registration No. 333-40422), and incorporated herein by reference).

3.3

Form of Second Amended and Restated Certificate of Incorporation of Westport Resources Corporation (filed as Exhibit 3.3 to Registration Statement on Form S-1 (Registration No. 333-40422), and incorporated herein by reference).

3.4	Second Amended and Restated Bylaws of Westport Resources Corporation (filed as Exhibit 3.4 to Registration Statement on Form S-1 (Registration No. 333-40422), and incorporated herein by reference).
4

Specimen Certificate for shares of common stock of Westport Resources Corporation (filed as Exhibit 4 to Registration Statement on Form S-1 (Registration No. 333-40422), and incorporated herein by reference).

SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

WESTPORT RESOURCES CORPORATION

By: /S/ DONALD D. WOLF ________________________________ Donald D. Wolf Chairman of the Board and Chief Executive Officer

Dated: August 31, 2000